Exhibit 99.1

FBL Financial Group to Present at Keefe, Bruyette & Woods 2008 Insurance Conference

WEST DES MOINES, Iowa--(BUSINESS WIRE)--FBL Financial Group, Inc. (NYSE: FFG) today announced that Jim Noyce, Chief Executive Officer, and Jim Brannen, Chief Financial Officer, will be presenting at the Keefe, Bruyette & Woods 2008 Insurance Conference in New York, NY on Wednesday, September 3, 2008, at 9:30 a.m. ET. The presentation will provide an overview of FBL Financial Group’s businesses, strategies and financial results. Investors may access a webcast of the presentation on FBL’s website at www.fblfinancial.com.

Comments made at this conference will include mention of FBL’s 2008 earnings guidance, which is operating income of $2.70 to $2.85 per common share. Because realized gains or losses on investments and unrealized gains and losses on derivatives cannot reasonably be estimated, FBL Financial Group only provides operating income guidance and not net income guidance. Earnings are subject to volatility resulting from a number of factors, including mortality experience and investment results.

Certain statements made during this presentation may be forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL’s reports filed with the Securities and Exchange Commission.

FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. For more information, please visit www.fblfinancial.com.

FFG-1

CONTACT:
FBL Financial Group
Kathleen Till Stange, 515-226-6780
Investor Relations Vice President
Kathleen.TillStange@FBLFinancial.com